                           NUVEEN INVESTMENT TRUST II
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           NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT
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WHEREAS, Nuveen Institutional Advisory Corp., a Delaware corporation (the "Manager ") and Rittenhouse Financial Services, Inc., a Delaware corporation (the "Sub-Adviser") have entered into a Sub-Advisory Agreement dated as of October 31, 1997, as amended (the "Agreement"), pursuant to which the Sub-Adviser furnishes investment advisory services to the various series of Nuveen Investment Trust II; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period of two years, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Investment Trust II, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Portfolio until July 1, 2003, in the manner required by the Investment Company Act of 1940.

Dated as of June 30, 2002


                                        NUVEEN INSTITUTIONAL ADVISORY CORP.

                                        By:  /s/ Gifford R. Zimmerman
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                                        Its: Vice President
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ATTEST:

/s/ Virginia O'Neal
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Assistant Secretary

                                        RITTENHOUSE FINANCIAL SERVICES, INC.

                                        By:  /s/ William L. Conrad
                                             -----------------------------------
                                        Its: Managing Director
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ATTEST:


/s/ Louise McDonald
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